Exhibit 10.3

FOURTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT
THIS FOURTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT (this “Amendment”) is made as of September 15, 2016 (“Effective Date”) by and between MARSHALL PROPERTY LLC, a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”).
RECITALS
R-1    Pursuant to that certain Deed of Office Lease Agreement dated August 8, 2014, as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015 but not fully executed until June 8, 2015, that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015 (the “Second Amendment”), and that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016 (collectively, as amended, the “Lease”), Landlord is currently leasing to Tenant and Tenant is currently leasing from Landlord an “agreed upon” one hundred twenty-nine thousand seven hundred forty-four (129,744) square feet of rentable area on the first (1st), fifth (5th), eighth (8th), ninth (9th), tenth (10th), and eleventh (11th) floors (collectively, the “Premises”) of the building located at 8281 Greensboro Drive, Tysons, Virginia 22102 (the “Building”), as more particularly described in the Lease.
R-2    Landlord and Tenant desire to amend the Lease to provide for the extension of the period by which Tenant must request payment of the Expansion Allowance (as defined in the Second Amendment), to provide for Tenant’s lease of additional storage space in the Building, and to otherwise amend the Lease, subject to and in accordance with the terms and conditions set forth in this Amendment.
R-3    Except as otherwise defined herein, all terms and phrases used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.
COVENANTS
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Recitals. The foregoing Recitals are true and correct and are incorporated herein by reference.
2.Expansion Allowance. The outside date for Tenant to request payment of the Expansion Allowance as set forth in Paragraph 6 of the Second Amendment shall be extended to December 31, 2016.
3.Additional Storage Space. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord an “agreed on” eight hundred five (805) square feet of additional storage space on the lower level of the Building, the location and configuration of which are shown on Attachment A (the “Additional Storage Space”), subject to and in accordance with the terms and conditions set forth in this Paragraph. The term of the lease of the Additional Storage Space (the “Additional Storage Space Term”) shall commence on October 1, 2016 (the “Additional Storage Space Commencement Date”) and expire on September 30, 2019. Commencing on the Additional Storage Space Commencement Date, Tenant shall pay, in the same manner and at the same time as payment of the Storage Space Rent (as defined in the Lease), annual rent for the Additional Storage Space (“Additional Storage Space Rent”) in an amount equal to Twelve Dollars ($12.00) multiplied by the total number of square feet of area in the Additional Storage Space. On the first anniversary of the Additional Storage Space Commencement Date and on each anniversary thereafter, the Additional Storage Space Rent shall escalate by an amount equal to two percent (2%) of the Additional Storage Space Rent then in effect. As of the Additional Storage Space Commencement Date, the Additional Storage Space shall become part of the Storage Space (as defined in the Lease) and shall be subject to all terms and provisions of the Lease affecting the Storage Space, except that the Additional Storage Space Term and Additional Storage Space Rent shall be as set forth in this Paragraph, and there shall be no abatement of the Additional Storage Space Rent. Tenant shall accept the Additional Storage Space in its “as is” condition as of the Additional Storage Space Commencement Date.
4.Brokerage. Landlord and Tenant each represents and warrants that it has not entered into any agreement with, or otherwise had any dealing with, any broker, agent or finder in connection with the negotiation or execution of this Amendment which could form the basis of any claim by any such broker, agent or finder for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature. Landlord and Tenant acknowledge that Landlord shall not be obligated to pay any commission or fee due to any broker, agent or finder in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, including without limitation all reasonable attorneys’ fees and costs incurred by Landlord in connection with any breach by Tenant of the representations set forth in this Section and/or enforcing this indemnity. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord, including without limitation all reasonable attorneys' fees and costs incurred by Tenant in connection with any breach by Landlord of the representations set forth in this Section and/or enforcing this indemnity.

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5.Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof. Tenant hereby acknowledges that Landlord is not in default under the Lease as of the date hereof, and that it is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Landlord under the Lease. Tenant has no claims, defenses or set-offs of any kind to the payment or performance of Tenant's obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.
6.Authority. Tenant and each of the persons executing this Amendment on behalf of Tenant hereby covenants and warrants that Tenant is a duly organized, authorized and existing corporation and is in good standing under the laws of the Commonwealth of Virginia, that Tenant has full right and authority to enter into this Amendment, and that the person signing on behalf of Tenant is authorized to do so on behalf of Tenant. Landlord and each of the persons executing this Amendment on behalf of Landlord hereby covenants and warrants that Landlord is a duly organized, authorized and existing limited liability company and is in good standing under the laws of the Commonwealth of Virginia, that Landlord has full right and authority to enter into this Amendment, and that the person signing on behalf of Landlord is authorized to do so on behalf of Landlord.
7.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment. Faxed or electronically reproduced signatures shall have the same binding effect as original signatures, and a faxed or an electronically forwarded in pdf or similar format Amendment containing the signatures (original, electronically reproduced or faxed) of the parties shall be binding.
8.Binding Effect. This Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.
[Signatures appear on the following page.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed under seal as of the date first above written.
LANDLORD:

MARSHALL PROPERTY LLC, a Delaware limited liability company

By:	/s/ Jeffrey L. Kovach
Name:	Jeffrey L. Kovach
Title:	Managing Director

Date:	September 23, 2016

TENANT:

ALARM.COM INCORPORATED, a Delaware corporation

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	SVP

Date:	September 15, 2016

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ATTACHMENT A

DIAGRAM OF ADDITIONAL STORAGE SPACE

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